Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of The Arena Group Holdings, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1.	The Annual Report on Form 10-K of the Company for the twelve months ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2022	By:	/s/ Douglas Smith
Douglas Smith
Chief Financial Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Arena Group Holdings, Inc. and will be retained by The Arena Group Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.